FOR IMMEDIATE RELEASE

HomeTrust Bank Hires Thomas Goins as EVP, Consumer Banking Executive

ASHEVILLE, NC, August 1, 2016 - HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Bank has hired Thomas R. Goins as EVP, Consumer Banking Executive. He reports to C. Hunter Westbrook, EVP, and Chief Banking Officer.
“Tom’s national and regional bank experience with a demonstrated history of successful product and revenue growth further strengthens our strategic business objectives for our consumer line of business,“ stated Hunter Westbrook, EVP, Chief Banking Officer. “His strategic background and strong consumer credit and mortgage product knowledge, combined with his collegial leadership style are valuable assets for our team.”
Tom Goins joins HomeTrust Bank with 26 years of retail financial services industry experience. For the past six years, he served as Managing Director of Residential Lending Marketing with MUFG Union Bank in San Diego, California. In this leadership role, he was responsible for the development and implementation of all marketing strategies and programs that supported the production of over $35 billion in mortgage originations. He got his start in banking in 1990, with Bank of America (formerly NationsBank) in Charlotte, holding various branch and marketing management positions in his five-year post with the company. His deep marketing and product management experience led to him being actively recruited in the mid-1990’s to Bank of Boston, where he served as the Senior Marketing Manager for Consumer Lending and the Director of the Community Bank Marketing Group. From the late 1990’s until 2009, Tom held additional strategic marketing and group product management roles with Wells Fargo (formerly Wachovia) and E*Trade Bank, as well as additional assignments at other regional banks in the Midwest and in Texas.
He earned a Bachelor of Arts degree in Political Science from the University of North Carolina at Charlotte and is a graduate of the Executive Leadership Program at the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. He currently serves on the Prospecting Advisory Board of Experian.
“I’m incredibly excited to be joining HomeTrust Bank,” said Goins, “I look forward to working with the leadership team and leveraging my product, marketing and consumer banking experience to drive initiatives that will not only improve the customer experience but will also enhance shareholder value.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2016 the Company had assets of $2.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added community banking through 39 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). In 2016, the Bank is celebrating its 90th Anniversary and nine decades of commitment to our customers, employees and surrounding communities. The Bank is the 6th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this press release or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet - Chairman, President and Chief Executive Officer
Tony J. VunCannon - Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939